Exhibit 5.1

1710 Sixth Avenue North . P.O. Box 306 (35201). Birmingham, AL 35203-2015 www.balch.com

February 28, 2014

Alabama Power Company
600 North 18th Street
Birmingham, AL 35291
RE: Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as counsel to Alabama Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2014 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Class A Preferred Stock (the “Class A Preferred Stock”) to be issued by the Company, (2) Preference Stock (the “Preference Stock”) to be issued by the Company, (3) Senior Notes (the “Senior Notes”) to be issued by the Company, and (4) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of January 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Registration Statement.
In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.
We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Class A Preferred Stock, Preference Stock, Senior Notes and Junior Subordinated Notes have been issued and sold upon the terms specified in the orders of the Alabama Public Service Commission:

Alabama Power Company
February 28, 2014

(1) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of Class A Preferred Stock and establishing the rights and preferences of such series of Class A Preferred Stock, and when certificates for such Class A Preferred Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of Class A Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.
(2) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of Preference Stock and establishing the rights and preferences of such series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.
(3) When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes and the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes, as the case may be, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as the case may be, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
In rendering the opinions expressed in paragraph 3 above, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and Subordinated Note Indenture will be the valid, binding and legal obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate

Alabama Power Company
February 28, 2014

any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Without our prior written consent, this opinion may not be relied upon, furnished or quoted by you for any other purpose.

Very truly yours,
/s/Balch & Bingham LLP

Annex I

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79443.000002

February 28, 2014

Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama 35203

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2014 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of certain securities, including (1) Senior Notes (the “Senior Notes”) to be issued by Alabama Power Company (the “Company”) and (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to a Senior Note Indenture, dated as of December 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture”), and the Junior Subordinated Notes will be issued pursuant to a Subordinated Note Indenture, dated as of January 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or “blue

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Balch & Bingham LLP
February 28, 2014

sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes and the Junior Subordinated Notes have been issued and sold upon the terms specified in an appropriate order of the Alabama Public Service Commission, when the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes and the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as applicable, the Senior Notes and the Junior Subordinated Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP